Exhibit 10.3

UBS Reference No.

STOCK PURCHASE AGREEMENT

dated as of

Between

Douglass Goad

and

UBS SECURITIES LLC

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of                          between the Seller (as defined herein) and UBS SECURITIES LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller owns shares of common stock (the “Common Stock”) of the Company (as defined herein), or security entitlements in respect thereof;

WHEREAS, Seller has agreed, pursuant to the Pledge Agreement (as defined herein) to grant Buyer a security interest in certain Common Stock to secure the obligations of Seller hereunder;

WHEREAS, Seller and Buyer are willing to sell and purchase such shares of Common Stock, or security entitlements in respect thereof at the time and on the terms set forth herein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1. Definitions. As used herein, the following words and phrases shall have the following meanings:

“Acceleration Amount” has the meaning provided in Section 8.1.

“Acceleration Amount Notice” has the meaning provided in Section 8.1.

“Acceleration Date” has the meaning provided in Section 8.1.

“Acceleration Value” has the meaning provided in Section 8.1.

“Bankruptcy Code” has the meaning provided in Section 6.7.

“Base Amount” means the maximum number of shares of Common Stock that Seller agrees to sell, and Buyer agrees to purchase, pursuant to this Agreement, and shall equal the number of shares of Common Stock sold in Initial Short Sales pursuant to Section 2.2(b). The Base Amount shall be subject to adjustment in connection with Potential Adjustment Events and Merger Events as provided in Article 7.

“Business Day” means any day on which commercial banks are open for business in New York City and the New York Stock Exchange is not closed.

“Cash Settlement Amount” means an amount of cash equal to the product of the Settlement Price and the number of shares of Common Stock (or security entitlements in respect thereof) required to be delivered (but for Section 2.3) pursuant to Section 2.2(e) on the Settlement Date.

“Closing Price” means, for any security for any Trading Day (the “Reference Date”), (i) the last reported executed trade price (regular way) of such security on the principal trading market for such security on the Reference Date; (ii) if no regular way executed trade price for such security is reported on the principal trading market for such security on the Reference Date, the average of the closing bid and offered prices for such security as reported by the principal trading market for such security on the Reference Date; (iii) if no regular way executed trade price or closing bid and offered prices for such security are reported on the principal trading market for such security on the Reference Date, the Closing Price (as determined in accordance with clause (i) or (ii)) for the next succeeding Trading Day (if any) within the two scheduled Trading Days immediately succeeding the Reference Date on which the Closing Price may be so determined; or (iv) if the Closing Price may not be determined in accordance with clause (i) or (ii) on either of such two immediately succeeding Trading Days, the price determined in good faith by Buyer to be the fair market price of such security as of the close of business on the Reference Date; provided that if such security is no longer listed or admitted to trading on any exchange or in the over-the-counter market on the Reference Date, the Closing Price shall be the average of the closing bid and offered prices for the Reference Date as furnished by a member firm of the most recent principal trading market for such security. The Closing Price shall be subject to adjustment in certain events as provided in Article 7.

“Collateral Agent” has the meaning provided in the Pledge Agreement.

“Company” means Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation.

“Downside Protection Threshold Price” has the meaning provided in Section 2.2(d). The Downside Protection Threshold Price shall be subject to adjustment in connection with Potential Adjustment Events and Merger Events as provided in Article 7.

“Event of Default” has the meaning provided in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Hedging Period” has the meaning provided in Section 2.2(b).

“Initial Share Price” has the meaning provided in Section 2.2(d).

“Initial Short Position” has the meaning provided in Section 2.2(d).

“Initial Short Sales” has the meaning provided in Section 2.2(b).

“Interpretive Letter” means the interpretive letter from the SEC to Goldman, Sachs & Co. dated December 20, 1999.

“Insolvency” has the meaning provided in Section 7.2(b).

“Lien” means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind.

“Market Value” means, as of any date with respect to any share of Common Stock, the Closing Price per share of Common Stock for the Trading Day prior to such date.

“Maturity Date” has the meaning provided in Section 2.2(d).

“Merger Date” has the meaning provided in Section 7.2.

“Merger Event” has the meaning provided in Section 7.2.

“Nationalization” has the meaning provided in Section 7.2(b).

“Notice Date” has the meaning provided in Section 2.2(c).

“Payment Date” has the meaning provided in Section 2.2(d).

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof among Seller, Buyer, the Securities Intermediary and the Collateral Agent, as amended from time to time.

“Potential Adjustment Event” has the meaning provided in Section 7.1.

“Pricing Schedule” has the meaning provided in Section 2.2(c).

“Purchase Price” has the meaning provided in Section 2.2(d).

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning provided in the Pledge Agreement.

“Seller” means, Douglass Goad, a Michigan individual.

“Settlement Date” means the third Business Day immediately following the Maturity Date.

“Settlement Price” means the Closing Price per share of Common Stock on the Maturity Date.

“Settlement Ratio” has the meaning provided in Section 2.2(f).

“Termination Amount” has the meaning provided in Section 7.3.

“Termination Amount Notice” has the meaning provided in Section 7.3.

“Termination Date” has the meaning provided in Section 7.3.

“Terms of Sale” has the meaning provided in Section 2.2(b).

“Threshold Appreciation Price” has the meaning provided in Section 2.2(d). The Threshold Appreciation Price shall be subject to adjustment in connection with Potential Adjustment Events and Merger Events as provided in Article 7.

“Trading Day” means, with respect to any security, a day on which the principal trading market for such security is open for trading or quotation.

“Transfer Restriction” means, with respect to any share of Common Stock (or security entitlements in respect thereof) or other item of collateral pledged under the Pledge Agreement, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such share of Common Stock (or security entitlements in respect thereof) or other item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any buyer, pledgee, assignee or transferee of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such share of Common Stock (or security entitlements in respect thereof) or other item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such share of Common Stock (or security entitlements in respect thereof) or other item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction”.

“Unrestricted Stock” means Common Stock (or security entitlements in respect thereof) that is not subject to any Transfer Restriction in the hands of Seller immediately prior to delivery to Buyer (other than any Transfer Restriction referred to in clause (iv) of the definition of Transfer Restriction arising solely as a result of Seller’s status as an affiliate (as such term is defined in Rule 144) of the Company) and would not be subject to any Transfer Restriction in the hands of Buyer upon delivery to Buyer.

ARTICLE 2

SALE AND PURCHASE

SECTION 2.1. Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase and acquire from Seller, the number of shares of Common Stock (or security entitlements in respect thereof) equal to the product of the Base Amount and the Settlement Ratio.

SECTION 2.2. Payment and Terms of Sale.

(a) Payment. Upon the terms and subject to the conditions of this Agreement, Buyer shall deliver to Seller the Purchase Price on the Payment Date at the offices of Buyer, 677 Washington Blvd., Stamford, CT 06901, or at such other place as shall be agreed upon by Buyer and Seller, paid by certified or official bank check or checks duly endorsed to, or payable to the order of, Seller, or by wire transfer to an account designated by Seller, in New York Clearing House Funds.

(b) Establishing the Terms of Sale. Buyer shall determine the Purchase Price, the Payment Date, the Base Amount, the Initial Share Price, the Downside Protection Threshold Price, the Threshold Appreciation Price and the Maturity Date (collectively, the “Terms of Sale”) based on the amounts and prices at which and dates on which it effects short sales (the “Initial Short Sales”) of shares of Common Stock in establishing Buyer’s Initial Short Position (the dates on which such short sales are effected being collectively referred to as the “Hedging Period”) and otherwise in accordance with the respective formulas for such Terms of Sale set forth below.

(c) Pricing Schedule. Within two Business Days after the Initial Short Position has been established, Buyer shall deliver to Seller the pricing schedule (the “Pricing Schedule”), substantially in the form attached hereto as Exhibit A, setting forth the Terms of Sale. The date of delivery of the Pricing Schedule shall be referred to as the “Notice Date”.

(d) Related Definitions. As used herein, the following words and phrases have the following meanings:

(i) “Purchase Price” means, as set forth in the Pricing Schedule, an amount equal to the product of (i) the Base Amount, (ii) the Initial Share Price and (iii) 86.10% (rounded upward or downward to the nearest cent or, if there is not a nearest cent, to the next lower cent).

(ii) “Payment Date” means, as set forth in the Pricing Schedule, the third Business Day following the Notice Date.

(iii) “Initial Share Price” means, as set forth in the Pricing Schedule, the volume weighted average of the per share prices (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) at which Buyer sells short shares of Common Stock in establishing Buyer’s Initial Short Position.

(iv) “Initial Short Position” means the number of shares of Common Stock that Buyer sells short on or after the date hereof but prior to May 12, 2005 to establish its initial hedge of the price and market risk undertaken by Buyer under this Agreement, provided that the Initial Short Position shall not exceed 250,000 shares of Common Stock.

(v) “Downside Protection Threshold Price” means, as set forth in the related Pricing Schedule, the Initial Share Price multiplied by 100.00% (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th), as adjusted on account of any Potential Adjustment Event in accordance with the provisions of Article 7.

(vi) “Threshold Appreciation Price” means the Initial Share Price multiplied by 125.00% (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th), as adjusted on account of any Potential Adjustment Event in accordance with the provisions of Article 7.

(vii) “Maturity Date” means the date designated as the Maturity Date in the Pricing Schedule, which shall be a date falling on the two-year anniversary of the Payment Date.

(e) Delivery on Settlement Date. Seller agrees, subject to Section 2.3, to deliver to Buyer on the Settlement Date a number of shares of Unrestricted Stock equal to the product of (A) the Base Amount and (B) the Settlement Ratio, rounded down to the nearest whole number, and cash in an amount equal to the value (based on the Settlement Price) of any fractional share not delivered as a result of such rounding plus any amounts that Buyer is obligated to pay as a result of physical settling a derivative contract pursuant to Section 31 of the Securities Act. If (x) by 10:00 A.M., New York City time on the Settlement Date, Seller has not otherwise effected such delivery of Common Stock (or security entitlements in respect thereof) or delivered cash in lieu thereof pursuant to Section 2.3 and (y) the Common Stock and security entitlements in respect thereof then held by the Securities Intermediary as collateral under the Pledge Agreement is Unrestricted Stock, then (i) Seller shall be deemed not to have elected to deliver cash in lieu of shares of Unrestricted Stock pursuant to Section 2.3 (notwithstanding any notice by Seller to the contrary) and (ii) the delivery provided by this Section 2.2(e) shall be effected by delivery by the Securities Intermediary to Buyer of a number of shares of Unrestricted Stock then held by the Securities Intermediary as collateral under the Pledge Agreement equal to the number thereof required to be delivered by Seller to Buyer pursuant to this Section 2.2(e); provided that, notwithstanding the foregoing and without limiting the generality of Section 8.1, if Seller gives notice of its election to deliver cash in lieu of shares of Unrestricted Stock on the Settlement Date pursuant to Section 2.3 and fails to deliver the Cash Settlement Amount on the Settlement Date as provided in Section 2.3, Seller shall be in breach of this Agreement and shall be liable to Buyer for any losses incurred by Buyer or such holder as a result of such breach, including without limitation losses incurred in connection with any decrease in the Closing Price of the Common Stock subsequent to the Maturity Date.

(f) Settlement Ratio. The “Settlement Ratio” shall be determined in accordance with the following formula and is subject to adjustment as a result of certain events as provided in Article 7: (i) if the Settlement Price is less than the Threshold Appreciation Price but greater than the Downside Protection Threshold Price, the Settlement Ratio shall be a ratio (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) equal to the Downside Protection Threshold Price divided by the Settlement Price, (ii) if the Settlement Price is equal to or greater than the Threshold Appreciation Price, the Settlement Ratio shall be a ratio (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th) equal to a fraction with a numerator equal to the sum of (A) the Downside Protection Threshold Price and (B) the excess, if any, of the Settlement Price over the Threshold Appreciation Price, and a denominator equal to the Settlement Price, and (iii) if the Settlement Price is equal to or less than the Downside Protection Threshold Price, the Settlement Ratio shall be one (1).

(g) Interpretive Letter. Seller and Buyer intend that, upon the execution of this Agreement, this Agreement shall constitute a “Preliminary Agreement” within the meaning of the Interpretive Letter and that, upon the execution of the Pricing Schedule, this Agreement shall constitute a “Final Agreement” within the meaning of the Interpretive Letter.

(h) Rule 10b5-1. Seller and Buyer intend that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and shall be interpreted so as to comply with the requirements of Rule 10b5-1(c). Accordingly, Seller represents to Buyer that as of the date hereof (i) Seller is not aware of material non-public information with respect to the Company or any of its securities, including the Common Stock and is entering into this Agreement in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1, and (ii) Seller is currently able to sell Common Stock and enter into this Agreement in accordance with the Company’s policies for trading in the Common Stock applicable to Seller and Seller has obtained the approval of counsel for the Company to enter into this Agreement. Seller acknowledges that Rule 10b5-1 does not permit the Seller, subsequent to the execution of this Agreement, to (i) exercise any influence over how, when or whether Buyer effects transactions in the Common Stock in establishing the Initial Short Position or otherwise or (ii) alter or deviate from this Agreement or to change the number of Shares, price or timing of the transactions contemplated hereby.

SECTION 2.3. Cash Settlement Option. Seller may, upon written notice delivered to Buyer at least 30 Trading Days prior to the Settlement Date, elect to deliver the Cash Settlement Amount to Buyer on the Settlement Date by wire transfer of immediately available funds to an account designated by Buyer, in lieu of the shares of Common Stock (or security entitlements in respect thereof) to be delivered on the Settlement Date pursuant to Section 2.2(e).

SECTION 2.4. Early Termination. With the prior written consent of Buyer, Seller may terminate this Agreement in whole or in part at any time prior to the Settlement Date upon such terms as Buyer and Seller may agree in writing.

SECTION 2.5. Transactions Involving Common Stock. To hedge its exposure to the Common Stock under this Agreement, Buyer or an affiliate thereof may from time to time effect purchases, long sales or short sales (including without limitation the Initial Short Sales) of shares of Common Stock or options or other derivatives in respect thereof (or combinations of such transactions). Except as set forth in Section 2.2(b) and (d), all such hedging transactions shall be effected by Buyer or any of its affiliates solely for their benefit and Seller shall not have any financial interest in, or any right to direct the timing or amount of, any such transactions.

SECTION 2.6. Related Compensation. In connection with this Agreement, Buyer has paid a commission to UBS Financial Services Inc.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.1. Representations and Warranties of Seller. Seller represents and warrants to Buyer and the Agent that:

(a) Seller (if a natural person), is a natural person residing in the State of Michigan; (if a corporation) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (if a partnership) is validly existing as a partnership under the laws of its formation; (if a trust) has been duly created and is validly existing as a trust under the laws of its formation.

(b) Each of this Agreement, the Pledge Agreement and each other document relating hereto or thereto to which Seller is a party or that Seller is required to deliver is (if Seller is a corporation, partnership or trust) within its corporate, partnership, trust powers (as applicable), has been duly authorized, executed and delivered by or on behalf of Seller and is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(c) The execution and delivery by Seller of, and the performance by Seller of its obligations under, this Agreement and the Pledge Agreement (i) will not contravene or constitute a default under any provision of applicable law or regulation, the applicable constitutive documents of Seller (if any), any agreement or other instrument binding upon Seller or any of its subsidiaries (if any) or assets or any judgment, order or decree of any governmental body, agency, official or court having jurisdiction over Seller, whether foreign or domestic, and (ii) do not require any consent, approval, authorization or order of, or filing or qualification with, any governmental body, agency, official, self-regulatory organization or court or other tribunal, whether foreign or domestic.

(d) Seller is acting for its own account and has made its own independent decisions to enter into this Agreement and the Pledge Agreement and as to whether this Agreement or the Pledge Agreement is appropriate or proper for Seller based upon its own judgment and upon advice from such advisers as Seller has deemed necessary. Seller is not relying on any communication (written or oral) of Buyer, or any of its affiliates, officers or employees as investment advice or as a recommendation to enter into this Agreement or the Pledge Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement or the Pledge Agreement shall not be considered investment advice or a recommendation to enter into this Agreement or the Pledge Agreement. No communication (written or oral) received from Buyer or any of its affiliates, officers or employees shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

(e) Seller is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and the Pledge Agreement.

(f) Seller understands that Buyer, its affiliates, officers or employees are not acting as a fiduciary for or an adviser to Seller in respect of this Agreement or the Pledge Agreement.

(g) Seller has not, without the written consent of Buyer, sold any shares of Common Stock (or security entitlements in respect thereof) or hedged (through swaps, options, short sales or otherwise) any long position in the Common Stock (or security entitlements in respect thereof) at any time during the period beginning on the date three months prior to the date hereof and ending on the date hereof. For purposes of this Section, Section 2(n) and Section 6.6, Common Stock shall be deemed to include securities convertible into or exchangeable or exercisable for Common Stock.

(h) Seller does not know or have any reason to believe that the Company has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act.

(i) Delivery of shares of Common Stock (or security entitlements in respect thereof) by Seller pursuant to this Agreement will pass to Buyer title to such shares (or security entitlements) free and clear of any Liens, except for those created pursuant to the Pledge Agreement.

(j) Seller has a valid business purpose for entering into this Agreement, and the transaction contemplated hereby is consistent with Seller’s overall investment strategy. Seller currently expects that it will not elect to deliver cash in lieu of Common Stock (or security entitlements in respect thereof) on the Settlement Date pursuant to Section 2.3.

(k) Seller is not on the date hereof, in possession or aware of any material non-public information regarding the Company and, to the extent Seller is an officer, director or employee of the Company, Seller is currently able to sell Common Stock and enter into this Agreement in accordance with the Company’s policies for trading in the Common Stock applicable to Seller and Seller has obtained the approval of counsel for the Company to enter into this Agreement.

(l) Seller is not the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, but treating any securities beneficially owned by Seller that are convertible, exchangeable or exercisable into or for equity securities of the Company as if they had been converted, exchanged or exercised) of more than five percent of the outstanding shares of any class or series of equity securities issued by the Company. For purposes of this representation, Seller shall be deemed to have beneficial ownership of any securities beneficially owned by Seller within the meaning of said Rule 13d-3 whether such beneficial ownership is direct or indirect and whether it is based on securities individually owned by Seller or securities owned as a member of a “group” within the meaning of Rule 13d-5(b) under the Exchange Act.

(m) Seller acknowledges and agrees that Buyer and its affiliates may engage in proprietary trading for their own accounts and the accounts of their affiliates in the shares of Common Stock or in securities that are convertible, exercisable or exchangeable into or for shares of Common Stock (including such trading as Buyer or its affiliates deem appropriate in their sole discretion to hedge its or their market risk in any transaction whether between Buyer and Seller or with other third parties) and that such trading may affect the value of the shares of Common Stock.

(n) Seller has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy shares of Common Stock in anticipation of or in connection with any short sales of shares of Common Stock which Buyer or an affiliate of Buyer effects, for the account of Buyer, in establishing Buyer’s Initial Short Position.

(o) Except as provided herein, Seller has not made, will not make, and has not arranged for, any payment to any person in connection with the short sales of shares of Common Stock which Buyer or an affiliate of Buyer effects, for the account of Buyer, in establishing Buyer’s Initial Short Position.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.1. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) This Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(b) The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, this Agreement (i) will not contravene or constitute a default under any provision of applicable law or regulation or any constitutive document of Buyer or any agreement or other instrument binding upon Buyer or any of its assets or any judgment, order or decree of any governmental body, agency, official or court having jurisdiction over Buyer, whether foreign or domestic, and (ii) do not require any consent, approval, authorization order of or qualification with any governmental body, agency, official, self-regulatory organization or court or other tribunal, whether foreign or domestic.

(c) Buyer has a valid business purpose for entering into this Agreement, and the transaction contemplated hereby is consistent with Buyer’s overall investment strategy.

(d) Buyer will conduct the Initial Short Sales as described in Section 2.2(b) in accordance with the Interpretive Letter, it being understood that Buyer will introduce into the public market a quantity of securities of the same class equal to the maximum number of shares deliverable on settlement of this Agreement in a manner consistent with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act.

ARTICLE 5

CONDITIONS TO BUYER’S OBLIGATIONS

SECTION 5.1. Conditions. The obligation of Buyer to deliver the Purchase Price on the Payment Date is subject to the satisfaction of the following conditions:

(a) The representations and warranties of Seller contained in Article 2 and Article 3 and in the Pledge Agreement shall be true and correct as if made as of the Payment Date.

(b) The Pledge Agreement shall have been executed by the parties thereto, and Seller shall have delivered to the Securities Intermediary in accordance therewith the collateral required to be delivered pursuant to Section 1(b) thereof.

(c) Seller shall have performed all of the covenants and obligations to be performed by it hereunder and under the Pledge Agreement on or prior to the Payment Date.

(d) Seller shall have filed, or shall have caused to be filed, in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to the transactions contemplated hereby in form and substance acceptable to Buyer.

ARTICLE 6

COVENANTS

SECTION 6.1. Taxes. Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and the transfer and delivery of any Common Stock (or security entitlements in respect thereof) pursuant hereto. Seller further agrees to make all payments in respect of this Agreement free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature (or interest on any taxes, duties, fines, penalties, assessments or other governmental charges of whatsoever nature) imposed, levied, collected, withheld or assessed by, within or on behalf of (a) the United States or any political subdivision or governmental authority thereof or therein having power to tax or (b) any jurisdiction from or through which payment on the Agreement is made by Seller, or any political subdivision or governmental authority thereof or therein having power to tax. In the event such withholding or deduction is imposed, Seller agrees to indemnify Buyer for the full amount of such withholding or deduction, as well as any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

SECTION 6.2. Forward Contract. Seller hereby agrees that: (i) it will not treat this Agreement, any portion of this Agreement, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the shares of Common Stock (or security entitlements in respect thereof) or cash to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of such shares of Common Stock (or security entitlements in respect thereof) or cash; and (iv) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, Seller may take any action or position required by law, provided that Seller delivers to Buyer an unqualified opinion of counsel, nationally recognized as expert in Federal tax matters and acceptable to Buyer, to the effect that such action or position is required by a statutory change or a Treasury regulation or applicable court decision published after the date of this Agreement.

SECTION 6.3. Notices. Seller will cause to be delivered to Buyer:

(a) Immediately upon the occurrence of any Event of Default hereunder or under the Pledge Agreement (or any event that with the giving of notice, the lapse of time or both would constitute an Event of Default hereunder or under the Pledge Agreement), or upon Seller (or any officer of Seller, if any) obtaining knowledge that any of the conditions or events described in paragraph (a) or (b) of Section 8.1 shall have occurred with respect to the Company, notice of such occurrence; and

(b) In case at any time prior to the Settlement Date Seller receives notice, (or any officer of Seller, if any) obtains knowledge, that any event requiring that an adjustment be calculated pursuant to Section 7.1 or 7.2 hereof or any Merger Event, Nationalization or Insolvency shall have occurred or be pending, then Seller shall promptly cause to be delivered to Buyer a notice identifying such event and stating, if known to Seller, the date on which such event occurred or is to occur and, if applicable, the record date relating to such event. Seller shall cause further notices to be delivered to Buyer if Seller shall subsequently receive notice, or Seller (or any officer of Seller, if any) shall obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

SECTION 6.4. Further Assurances. From time to time from and after the date hereof through the Settlement Date, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

SECTION 6.5. Actions that Could Cause Seller to Become an Affiliate. Seller shall notify Buyer immediately of its intention to (i) purchase Common Stock (or security entitlements in respect thereof) or any other equity security of the Company in an amount that would cause Seller to become the beneficial owner, directly or indirectly, of more than three percent of the outstanding shares of any equity security of the Company, (ii) accept a position as an officer or director of the Company, (iii) take any action that would cause Seller to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company, whether by ownership of voting securities, by contract or otherwise, or (iv) take any other action that could reasonably be expected to result in Seller becoming an “affiliate,” within the meaning of Rule 144 under the Securities Act, of the Company. Seller shall not take any such action unless a period of fifteen Business Days shall have elapsed after receipt of such notice by Buyer and Buyer shall not have objected in writing to such action during such period.

SECTION 6.6. No Sales of Common Stock. Seller shall not, without the prior written consent of Buyer, sell any shares of Common Stock or hedge (through swaps, options, short sales or otherwise) any long position in the Common Stock (i) from the date hereof until the Notice Date, and (ii) until three months after the Notice Date.

SECTION 6.7. Securities Contract. The parties hereto agree and acknowledge that (a) Buyer is a “financial institution” as such term is defined in Section 101(22) of Title 11 of the United States Code (the “Bankruptcy Code”) and (b) this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, and the parties hereto are entitled to the protections afforded by, among other Sections, sections 362(b)(6) and 555 of the Bankruptcy Code.

SECTION 6.8. SEC Filings. On the date hereof, Seller shall file, or shall cause to be filed, in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to the transactions contemplated hereby in form and substance acceptable to Buyer.

SECTION 6.9. Material Non-public Information. If at any time prior to the delivery of the Pricing Schedule to Seller, Seller (or any Authorized Officer of Seller, if any) shall come into possession or become aware of any material non-public information regarding the Company, Seller shall immediately direct Buyer to cease its hedging activities pursuant to Section 2.2(b) and (d).

ARTICLE 7

ADJUSTMENTS

SECTION 7.1. Dilution Adjustments. Following the declaration by the Company of the terms of any Potential Adjustment Event, (a) Buyer will determine whether such Potential Adjustment Event would have a diluting or concentrative effect on the theoretical value of the Common Stock and, if so, Buyer will (i) calculate the corresponding adjustment, if any, to be made to any one or more of the Base Amount, the Settlement Ratio, the Threshold Appreciation Price, the Downside Protection Threshold Price, any Closing Price and any other variable relevant to the settlement terms of this Agreement (including, without limitation, the amount or type of property to be delivered hereunder) as Buyer determines appropriate to account for that diluting or concentrative effect and (ii) determine the effective date of that adjustment. Buyer may (but need not) determine the appropriate adjustment by reference to the adjustment in respect of such Potential Adjustment Event made by an options exchange to options on the Common Stock traded on that options exchange or, if there are no options on the Common Stock traded on any options exchange, by reference to the rules of and precedents set by any such options exchange.

For these purposes, “Potential Adjustment Event” means the declaration by the Company of the terms of any of the following:

(a) a subdivision, consolidation or reclassification of shares of Common Stock (other than a Merger Event), or a free distribution or dividend of any shares of Common Stock to existing holders of Common Stock by way of bonus, capitalization or similar issue;

(b) a distribution or dividend to existing holders of Common Stock of (i) shares of Common Stock or (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of Common Stock; or (iii) any rights or warrants to purchase securities described in (i) or (ii) of the paragraph (b) for payment (cash or other) at less than the prevailing market price as determined by Buyer;

(c) a dividend or distribution consisting of cash and/or any other property (other than securities of a type described in paragraph (b) of this Section 7.1);

(d) a call in respect of shares of Common Stock that are not fully paid;

(e) a repurchase by the Company of shares of Common Stock, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(f) any other similar event that may have a diluting or concentrative effect on the theoretical value of the Common Stock; or

(g) the Buyer determines, in its reasonable judgment, that it has incurred a rate to borrow Common Stock (whether as a result of any change in law or otherwise, including, without limitation, as a direct or indirect result of the Jobs and Growth Tax Relief and Reconciliation Act of 2003) that is greater than the rate of such borrow on the date hereof.

SECTION 7.2. Merger Events, Nationalization, or Insolvency. (a) If any Merger Event shall occur prior to the Settlement Date, this Agreement shall be terminated as of the Merger Date, unless agreed otherwise by the parties hereto, and Seller shall make a payment to Buyer as provided in Section 7.3.

“Merger Event” means any (A) reclassification, change or other offer of or for the Common Stock that results in a transfer of or an irrevocable commitment to transfer 20% or more of the outstanding shares of Common Stock or (B) consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger in which the Company is the continuing entity and which results in reclassification or change of less than 20% of the outstanding shares of Common Stock).

“Merger Date” means, in respect of any Merger Event, the date upon which holders of the necessary number of shares of Common Stock to constitute a Merger Event have agreed or have irrevocably become obligated to transfer their shares of Common Stock.

(b) If, prior to the Settlement Date, (i) all the outstanding shares of Common Stock or all the assets or substantially all the assets of the Company are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity (a “Nationalization”); or (ii) by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the Company (an “Insolvency”): (A) all of the outstanding shares of Common Stock are required to be transferred to a trustee, liquidator or other similar official; or (B) holders of shares of Common Stock become legally prohibited from transferring them, then, in any such event, Buyer shall have the right, upon becoming aware of such event, to notify Seller of such event and terminate this Agreement as of a date set forth in such notice, following which Seller shall make a payment to Buyer as provided in Section 7.3.

SECTION 7.3. Payments on Termination. Following termination of this Agreement as a result of any Merger Event, Nationalization or Insolvency as provided in Section 7.2, Seller and Buyer shall agree as to the amount (the “Termination Amount”) of the cash payment to be made by Seller to Buyer in settlement of this Agreement. If Seller and Buyer shall not so agree prior to 5:00 P.M., New York City time, on the Business Day following the termination of this Agreement, the Termination Amount shall equal the Acceleration Value (calculated, for purposes of this Section 7.3, as if the Termination Date were the Acceleration Date, calculated on the basis of, in addition to the factors indicated in Section 8.1, a value ascribed to the Common Stock equal to the consideration, if any, paid in respect of the Common Stock at the time of the Merger Event, Nationalization or Insolvency). As promptly as reasonably practicable after reaching agreement with Seller as to the Termination Amount or after calculation of the Acceleration Value, as the case may be, Buyer shall deliver to Seller a notice (the “Termination Amount Notice”) specifying the Termination Amount. Not later than three Business Days following delivery of a Termination Amount Notice by Buyer, Seller shall make a cash payment, by wire transfer of immediately available funds to an account designated by Buyer, to Buyer in an amount equal to the Termination Amount.

“Termination Date” means (i) in respect of a Nationalization, the date of the first public announcement of a firm intention to nationalize, (ii) in respect of an Insolvency, the earlier of the date the shares of Common Stock are required to be transferred to a trustee, liquidator or other similar official and the date the holders of shares of Common Stock become legally prohibited from transferring the Common Stock that, in the case of a Nationalization or an Insolvency (whether or not amended or on the terms originally announced), leads to the Nationalization or the Insolvency, as the case may be, in each case as determined by Buyer, and (iii) in the case of a Merger Event, the Merger Date.

SECTION 7.4. Certain Additional Payments. Seller hereby agrees that promptly following the payment of any ordinary cash dividend with respect to any Common Stock (but in any case on or prior to the seventh day immediately following the date of payment of such ordinary cash dividend), there shall be due and Seller shall pay to Buyer an amount in cash equal to the aggregate amount of such ordinary cash dividend per share multiplied by the Base Amount of such Common Stock.

SECTION 7.5. Miscellaneous. For the avoidance of doubt, for the purposes of this Section, Article 7 generally and Section 8.1(f), without limitation as to applicability to any other provision of this Agreement or the Pledge Agreement, unless the context otherwise requires, (i) any reference to Common Stock shall be deemed to apply severally to any class of securities, cash or other property which shall have been distributed with respect to the Common Stock or into which Common Stock shall have been converted or otherwise exchanged (whether as a result of a Potential Adjustment Event, a Merger Event or otherwise) and any such other class of securities, cash or other property resulting from the successive application of this sentence and (ii) should any reference to the Common Stock be deemed to apply under clause (i) to other property, any reference to the Company shall be deemed to apply accordingly to the issuer(s) (as applicable) of such Common Stock.

ARTICLE 8

ACCELERATION

SECTION 8.1. Acceleration. If one or more of the following events (each an “Event of Default”) shall occur:

(a) any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that in Buyer’s judgment could have a material adverse effect on the financial condition of Seller or on Seller’s ability to perform Seller’s obligations hereunder, or that calls into question the validity or binding effect of any agreement of Seller hereunder or under the Pledge Agreement;

(b) Seller makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for Seller or any substantial part of Seller’s property, commences any proceeding relating to Seller under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against or with respect to Seller or any substantial portion of its property any such proceeding and an order for relief is issued or such proceeding remains undismissed for a period of 30 days;

(c) at any time, any representation made or repeated or deemed to have been made or repeated by Seller under this Agreement or the Pledge Agreement or any certificate delivered pursuant hereto or thereto would be incorrect or misleading in any material respect if made or repeated as of such time;

(d) Seller fails to fulfill or discharge when due any of its obligations, covenants or agreements under or relating to this Agreement or the Pledge Agreement, including Seller’s obligations to deliver shares of Common Stock (or security entitlements in respect thereof) or cash on the Settlement Date;

(e) due to the adoption of, or any change in, any applicable law after the date hereof, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after the date hereof, it becomes unlawful for Seller to perform any absolute or contingent obligation to make payment or delivery hereunder or to comply with any other material provision of this Agreement or the Pledge Agreement;

(f) in the reasonable judgment of Buyer, it becomes impracticable to freely trade (long or short) in the market for the Common Stock or any other securities deliverable hereunder as a result of the application of Article 7 or borrow on reasonable terms the Common Stock or any other securities deliverable hereunder as a result of the application of Article 7;

(g) a Collateral Event of Default within the meaning of the Pledge Agreement shall occur; or

(h) if Seller is partnership, corporation or trust, Seller is dissolved, liquidated, terminated or takes any action to effect its dissolution, liquidation or termination, then, upon notice to Seller from Buyer at any time following an Event of Default, an “Acceleration Date” shall occur, and Seller shall become obligated to deliver immediately upon receipt of the Acceleration Amount Notice (as defined below) a number of shares of Unrestricted Stock equal to the Acceleration Amount; provided that if the Collateral Agent proceeds to realize upon any collateral pledged under the Pledge Agreement and to apply the proceeds of such realization as provided in paragraph second of Section 10(d) thereof, then, to the extent of such application of proceeds, Seller’s obligation to deliver Unrestricted Stock pursuant to this paragraph shall be deemed to be an obligation to deliver an amount of cash equal to the aggregate Market Value of such Unrestricted Stock on the Acceleration Date. The “Acceleration Amount” means the quotient obtained by dividing: (i) the Acceleration Value, as defined below, by (ii) the Market Value per share of the Common Stock on the Acceleration Date.

The “Acceleration Value” means an amount determined by Buyer representing the fair value to Buyer of an agreement with terms that would preserve for Buyer the economic equivalent of the payments and deliveries that Buyer would, but for the occurrence of the Acceleration Date, have been entitled to receive after the Acceleration Date under Article 2 (taking into account any adjustments pursuant to Section 7.1 that may have been calculated on or prior to the Acceleration Date). Buyer shall calculate such amount based on the following factors (and such other factors as it deems appropriate): (i) the volatility of the Common Stock, (ii) dividends on the Common Stock and (iii) prevailing interest rates.

As promptly as reasonably practicable after calculation of the Acceleration Value, Buyer shall deliver to Seller a notice (the “Acceleration Amount Notice”) specifying the Acceleration Amount of shares of Common Stock (or security entitlements in respect thereof) required to be delivered by Seller.

Buyer and Seller agree that the Acceleration Value is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and, if Seller delivers the Acceleration Amount in the manner provided above, Buyer will not be entitled to recover any additional damages as a consequence of loss resulting from an Event of Default, a Nationalization or an Insolvency.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication. Notices to Buyer shall be directed to 677 Washington Blvd., Stamford, CT 06901, Telecopy No. (203) 719-8980; Attention: Gerard Lionetti with copies to the attention: High Net Worth Derivatives (Telecopy: 203-326-2756) and Legal Affairs (Equities) (Telecopy: 203-719-7317); notices to Seller shall be directed to it at 28999 Salem Avenue, Farmington Hills, MI 48334.

SECTION 9.2. Governing Law; Severability; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(b) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

(c) Each party hereto irrevocably submits to the extent permitted under applicable law to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York.

(d) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or the Pledge Agreement. Each party certifies (i) that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such suit, action or proceeding and (ii) acknowledges that it and the other party have entered into this Agreement and the Pledge Agreement, as applicable, in reliance on, among other things, the mutual waivers and certifications in this Section.

SECTION 9.3. Service of Process. Seller irrevocably appoints UBS Securities LLC, as process agent to receive for it and on its behalf, service of process in any action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. If for any reason UBS Securities LLC is unable to act as such, Seller will promptly notify Buyer and within 30 days appoint a substitute process agent acceptable to Buyer. The parties irrevocably consent to service of process given in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

SECTION 9.4. Entire Agreement. Except as expressly set forth herein, this Agreement constitutes the entire agreement and understanding among the parties with respect to its subject matter hereof and supersedes all oral communications and prior writings with respect thereto. The parties hereto agree that (i) Seller is not obligated to keep confidential or otherwise limit the use of any element of description contained in this Agreement or the Pledge Agreement that is necessary to understand or support any United Sates federal income tax treatment and (ii) Buyer does not assert any claim of proprietary ownership in respect of any description contained herein and therein relating to the use of any entities, plans or arrangements to give rise to a particular United Sates federal income tax treatment for Seller.

SECTION 9.5. Amendments, Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.6. No Third Party Rights, Successors and Assigns. This Agreement is not intended and shall not be construed to create any rights in any Person other than Seller, Buyer and their respective successors and assigns and no other Person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Seller and Buyer shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of Buyer and its successors and assigns.

SECTION 9.7. Assignment.

(a) Except as expressly provided herein, neither this Agreement nor any interest herein or obligation hereunder may be transferred by Buyer without the prior written consent of Seller (other than pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of Buyer’s assets to, another entity) and any purported transfer without such consent will be void. Notwithstanding the foregoing, Buyer may transfer this Agreement or any of its interests herein or obligations hereunder to another of Buyer’s offices, branches or affiliates on one Business Days’ prior written notice to Seller. In the event of any transfer by Buyer of this Agreement or any of Buyer’s interests herein or obligations hereunder to any such entity (an “Assignee”), (i) UBS Securities LLC shall act as Seller’s “agent” with respect to such transfer and “agent” for Assignee and Seller within the meaning of Rule 15a-6 under the Exchange Act upon such assignment, (ii) Assignee shall appoint UBS Securities LLC as process agent to receive for it and on its behalf service of process in any action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby and (ii) UBS Securities LLC shall act as the United States contact on behalf of Assignee if Assignee is located outside the United States.

(b) Neither this Agreement nor any interest herein or obligation hereunder may be transferred by Seller without the prior written consent of Buyer and any purported transfer without such consent will be void.

SECTION 9.8. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

SELLER:

Douglass Goad

By:
Name:
Title:

BUYER:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

[FORM OF PRICING SCHEDULE]

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

              [Notice Date]

Douglass Goad

28999 Salem Avenue

Farmington Hills, MI 48334

Ladies and Gentlemen:

This Pricing Schedule is the Pricing Schedule within the meaning of Section 2.2(c) of the Stock Purchase Agreement dated as of                          (the “Stock Purchase Agreement”) between Douglass Goad and UBS Securities LLC. Capitalized terms used herein have the meanings set forth in the Stock Purchase Agreement.

For all purposes under the Stock Purchase Agreement, the Terms of Sale for the Base Amount of Common Stock shall be as follows:

1. Base Amount:                     .

2. Purchase Price:                     .

3. Payment Date:                     , being the third Business Day following the Notice Date.

4. Initial Share Price:                     .

5. Downside Protection Threshold Price:                     .

6. Threshold Appreciation Price:                     .

7. Maturity Date:                     .

Very truly yours, UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Confirmed:

Douglass Goad

By:
Name: